UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2022

HOOKER FURNISHINGS CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2022, E. Larry Ryder, a member of the Board of Directors (the “Board”) of Hooker Furnishings Corporation (the “Company”) notified the Company of his decision not to stand for re-election at the Company’s 2022 Annual Meeting of Shareholders, which is scheduled to be held on June 7, 2022.

Mr. Ryder, who turns 75 on June 8, 2022, will continue to serve through the remainder of his current term, and effective with his resignation as a director, the size of the Company’s Board of Directors will be reduced from eight to seven directors. Mr. Ryder’s decision not to stand for re-election was not a result of any disagreement with the Company, other Board members or management.

“Larry has been an integral part of Hooker Furnishings for over forty years having served as a director since 2011 and as Executive Vice-President Finance and Administration and Chief Financial Officer and in other senior management roles for thirty-four years until his retirement in January 2011,” said Board Chair Henry Williamson. “He was a key member of the leadership team during Hooker’s greatest period of growth and its transformation from a small domestic casegoods manufacturer to a full-line home furnishings importer and high-end domestic upholstery manufacturer. Larry’s contributions to the Company are significant and long-lasting. We thank him for his service and wish him well in his retirement,” he concluded.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNISHINGS CORPORATION

By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Chief Financial Officer and Senior Vice-President – Finance and Accounting

Date: February 15, 2022